Exhibit 99.1

 News Release

Ritchie Bros. and SmartEquip team to make equipment parts procurement easier than ever

Ritchie Bros.’ acquisition of SmartEquip, which was announced in late September, has now closed

VANCOUVER, B.C. (November 2, 2021) – Ritchie Bros. (NYSE & TSX: RBA) today announced that it has completed its acquisition of SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers.

“This acquisition expands our solution set and furthers our goal of providing the best customer experience as we transition from a traditional auctioneer to a global marketplace for insights, services, and transaction solutions," said Ann Fandozzi, Chief Executive Officer, Ritchie Bros. "SmartEquip will enable us to offer asset-specific, full-lifecycle parts and service support to customers on behalf of our dealer and OEM partners."

SmartEquip is a multi-manufacturer platform that provides customers with real-time service and diagnostic support, dynamically customized, via serial number, to each asset in their fleet, as well as enabling the electronic procurement of parts from OEMs and their dealers. The company supports approximately $1 billion in annual transaction volume with more than 600 OEM brands, on behalf of fleet locations across North America, Europe, and the Asia Pacific. SmartEquip has 60 employees and will continue to operate as a standalone business and maintain its physical presence in Norwalk, CT for the foreseeable future.

“Ritchie Bros. is a perfect partner for us and our team is very excited to take the next growth step together,” said Bryan Rich, SmartEquip's Executive Chairman. “Through Ritchie Bros.’ global customer base, this merger will accelerate SmartEquip's ability to support its rapidly growing footprint across our joint global marketplaces and customer base. We can’t wait to get started!”

Under the terms of the transaction, Ritchie Bros. has acquired 100% of the equity of SmartEquip for approximately US$175 million subject to adjustment.

Advisors:

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Ritchie Bros. and Dorsey & Whitney LLP and Dechert LLP are serving as legal advisors. Houlihan Lokey, Inc. is serving as financial advisor to SmartEquip and Robinson+Cole, LLP is serving as legal advisor.

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Photos and video for embedding in media stories are available at rbauction.com/media.

Caution Regarding Forward-Looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, "forward-looking statements"), including, in particular, statements regarding the benefits and synergies of the SmartEquip transaction, future opportunities for the combined businesses of Ritchie Bros. and SmartEquip, future financial and operational results and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as "expect", "plan, "anticipate", "project", "target", "potential", "schedule", "forecast", "budget", "estimate", "intend" or "believe" and similar expressions or their negative connotations, or statements that events or conditions "will", "would", "may", "could", "should" or "might" occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.' control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros. and SmartEquip operate; Ritchie Bros.' ability to successfully integrate SmartEquip 's operations and employees with Ritchie Bros.' existing business; the ability to realize anticipated growth and synergies in the SmartEquip transaction; the maintenance of important business relationships; the effects of the SmartEquip transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; deterioration of or instability in the economy, the markets we serve or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.' Annual Report on Form 10-K for the year ended December 31, 2020, and Ritchie Bros.' Form 10-Q for the quarter ended June 30, 2021, each of which are available on the SEC, SEDAR, and Ritchie Bros.' website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.' forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

For more information, please contact:

Ian Malinski

Media Relations Manager

+1.778.331.5432

CorpComm@rbauction.com

For investor inquiries, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

+1.510.381.7584

srathod@ritchiebros.com